SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 30, 2016

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02     Election of Director
On August 30, 2016, the Board of Directors of Eli Lilly and Company elected Jamere Jackson as a new member, effective October 1, 2016. Mr. Jackson, age 47, is the Chief Financial Officer of Nielsen Holdings plc (Nielsen), a role in which he has served since March 2014. Prior to joining Nielsen, he spent over nine years at General Electric Company (GE), where he last served as Vice President and Chief Financial Officer of Drilling and Surface for GE Oil and Gas. Prior to joining GE, Mr. Jackson held several roles in finance, mergers and acquisitions, and strategic planning at PepsiCo, First Data Corporation, Total System Services, and Procter & Gamble. He holds a degree in finance and business economics from the University of Notre Dame and is a certified public accountant.
Mr. Jackson will serve on the Audit Committee and the Finance Committee. He will serve under interim election and will stand for election by the Lilly shareholders at the company's annual meeting in May of 2017.
There is no arrangement between Mr. Jackson and any person pursuant to which he was selected as a director. Mr. Jackson is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries.
Mr. Jackson will participate in the director's compensation program as described in the company's 2016 Proxy Statement which was filed with the Securities and Exchange Commission on March 21, 2016.
Today, the company issued a press release announcing Mr. Jackson's appointment. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release of Eli Lilly and Company dated August 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ELI LILLY AND COMPANY
(Registrant)

By:        /s/ Bronwen L. Mantlo
Name:    Bronwen L. Mantlo
Title:     Secretary and Deputy
General Counsel

Dated: August 31, 2016